UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2012

PATHEON INC.

(Exact name of registrant as specified in its charter)

Canada	000-54283	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Patheon Pharmaceuticals Services Inc. 4721 Emperor Boulevard, Suite 200 Durham, NC		27703
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 226-3200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2012, Ramsey A. Frank, a member of the Board of Directors (the “Board”) of Patheon Inc. (the “Company”) notified the Board that, in connection with his resignation as a Managing Director of JLL Partners, Inc., he would be resigning from the Board effective immediately.

On February 13, 2012, the Board appointed Nicholas O’Leary to serve as a director, effective immediately. Mr. O’Leary has not been appointed to serve on any Board committees.

Mr. O’Leary will be compensated in accordance with the Company’s policy for the compensation of non-employee directors, which (i) is described under the heading Director Compensation in the Company’s amended registration statement on Form 10 filed with the SEC on April 13, 2011 and (ii) was included as Exhibit 10.19 to the Company’s registration statement on Form 10 filed with the SEC on February 25, 2011.

Mr. O’Leary was appointed as a director pursuant to the Investor Agreement between the Company and JLL Patheon Holdings, LLC (“JLL Patheon Holdings”), which entitles JLL Patheon Holdings to designate a certain number of nominees for appointment or election to the Board from time to time depending on the number of the Company’s restricted voting shares it holds. In the event of the death, disability, resignation or removal of any director designated by JLL Patheon Holdings, the Investor Agreement provides that the Board must appoint a replacement director designated by JLL Patheon Holdings to fill the vacancy.

Mr. O’Leary, age 28, is currently a Senior Associate at JLL Partners, Inc., an affiliate of JLL Patheon Holdings. JLL Patheon Holdings, together with its affiliates (collectively, “JLL”), currently owns 72,077,781 of the Company’s restricted voting shares, representing approximately 56% of the Company’s total restricted voting shares outstanding. As a result of various arrangements with the Company, JLL currently has the right to determine three of our nine board seats and the right to approve our entry into certain types of transactions. Information with respect to related person transactions involving the Company and JLL has been previously reported under “Item 9B. Other Information—Appointment of Michel Lagarde to Our Board—Arrangements with JLL” of the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on December 19, 2011, and is incorporated herein by reference.

A copy of the press release announcing Mr. Frank’s resignation from and Mr. O’Leary’s appointment to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

See the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2012	PATHEON INC.

	By:	/s/ James C. Mullen
James C. Mullen
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press release dated February 13, 2012.